UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

FORM 8-K
____________
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2020
____________
EXTERRAN CORPORATION
(Exact Name of Registrant as Specified in its Charter)
____________

Delaware		47-3282259
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)

11000 Equity Drive
Houston	Texas	77041
(Address of principal executive offices)		(Zip Code)
(281) 836-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXTN	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to Second Amended and Restated Credit Agreement

On December 11, 2020, Exterran Corporation (the “Company” or “us”) and Exterran Energy Solutions, L.P. (“EESLP”) entered into a First Amendment to Second Amended and Restated Credit Agreement (the “First Amendment”), which amends that certain Second Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of October 9, 2018, by and among us, EESLP, Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), and the lenders party thereto.

The First Amendment, among other things:

a.decreases the aggregate commitments under the Credit Agreement from $700.0 million to $650.0 million;
b.increases the applicable margin for borrowings under the Credit Agreement by 25 basis points such that (i) the applicable margin for LIBOR Loans and EURIBOR Loans (as each term is defined in the Credit Agreement) ranges from 200 basis points to 300 basis points and (ii) the applicable margin for ABR Loans (as defined in the Credit Agreement) ranges from 100 basis points to 200 basis points, in each case determined based on a total leverage ratio pricing grid;
c.provides that if the Consolidated Cash Balance (as defined in the First Amendment) exceeds $40.0 million (such amount to be increased by certain other amounts pursuant to the definition of “Consolidated Cash Balance Threshold” in the First Amendment, including certain cash of foreign subsidiaries and certain amounts to be used to pay qualifying expenses) at the end of the last business day of any calendar week, such excess amounts shall be used to prepay borrowings under the Credit Agreement;
d.restricts EESLP from making borrowings under the Credit Agreement if the Consolidated Cash Balance would exceed $35.0 million (such amount to be increased by certain other amounts pursuant to the definition of “Consolidated Cash Balance Threshold” in the First Amendment, including certain cash of foreign subsidiaries and certain amounts to be used to pay qualifying expenses) after giving effect to the applicable borrowing;
e.adds the concept of “Material Project EBITDA Adjustments”, which generally allows the amount of projected EBITDA from Material Projects (as defined in the First Amendment) be to included in calculations of EBITDA under the Credit Agreement (subject to limitations in the amended definition of “EBITDA”, including that (i) the aggregate amount of Material Project EBITDA Adjustments during any testing period is limited to 20% of EBITDA for such testing period and (ii) such projected EBITDA is subject to certain approval rights of the Administrative Agent); and
f.revises the general basket permitting restricted payments such that (i) restricted payments made using such basket cannot exceed $50.0 million from and after the First Amendment effective date through the remaining term of the Credit Agreement, (ii) to use such basket, (1) the total leverage ratio must be less than 2.50 to 1.00, (2) no default or event of default can exist before or immediately after any use of such basket and (3) the Company must have Liquidity (as defined in the Credit Agreement) no less than 15% of the aggregate commitments (each of (1) and (3), to be measured on a pro forma basis).

The foregoing description of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Second Amended and Restated Credit Agreement
99.1	Press release date December 15, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN CORPORATION

December 15, 2020	By:	/s/ DAVID A. BARTA
David A. Barta
Senior Vice President and Chief Financial Officer

3